Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

ING Groep N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	457(o)	(2)(6)	100%	(3)(4)	0.0000927	(2)(6)

Fees to be Paid	Debt	Capital Securities	457(o)	(2)(6)	100%	(3)(4)	0.0000927	(2)(6)

Fees to be Paid	Equity	Ordinary Shares (5)	457(o)	(2)(6)	100%	(3)(4)	0.0000927	(2)(6)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$20,000,000,000 (1)(2)(6)	100%	$20,000,000,000 (1)(3)(4)	0.0000927	$1,854,000 (2)(6)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(2)(6)		(3)(4)			F-3	333- 248407	September 4, 2020	(2)(6)

Carry Forward Securities	Debt	Capital Securities	415(a)(6)	(2)(6)		(3)(4)			F-3	333- 248407	September 4, 2020	(2)(6)

Carry Forward Securities	Equity	Ordinary Shares	415(a)(6)	(2)(6)		(3)(4)			F-3	333- 248407	September 4, 2020	(2)(6)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$3,750,000,000 (1)(6)		$3,750,000,000 (3)(4)			F-3	333- 248407	September 4, 2020	$486,750 (3)

	Total Offering Amounts					$23,750,000,000(1)		$1,854,000

	Total Fees Previously Paid							—

	Total Fee Offsets							$486,750

	Net Fee Due							$1,367,250

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	ING Groep N.V.	F-3	333-248407	August 25, 2020		$486,750				(6)	$3,750,000,000
Fee Offset Sources	ING Groep N.V.	F-3	333-248407		August 25, 2020							$486,750

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $20,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency, subject to note (6) below.

(2)

This Registration Statement covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. No separate registration fee will be paid with respect to any of identified classes of securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(5)

A separate registration statement on Form F-6 (Registration No. 333-227695) filed on October 4, 2018, as amended by Post-Effective Amendment No. 1 filed on November 19, 2021, has been filed with respect to the American depositary shares (“ADSs”) evidenced by American depositary receipts. Each ADS represents one ordinary share with a nominal value of 0.01 euro (EUR 0.01).

(6)

The Registrant previously registered $12,000,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form F-3 (File No. 333-248407) filed on August 25, 2020, for which the Registrant paid a registration fee of $1,557,600, a portion of which remain unsold (the “Unsold 2020 Securities”). The Registrant expects to offset a portion of the current registration fee of $1,854,000 due hereunder by an amount of fees that was previously paid with respect to a portion of the Unsold 2020 Securities pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold 2020 Securities pursuant to Rule 415(a)(6) under the Securities Act. Prior to the effectiveness of this Registration Statement, the Registrant will confirm in a pre-effective amendment to this Registration Statement the amount of Unsold 2020 Securities associated with the claimed fee offset pursuant to Rule 457(p) and the amount of filing fee being offset on account of such Unsold 2020 Securities, as well as the aggregate offering price of the remaining portion of Unsold 2020 Securities being carried forward pursuant to Rule 415(a)(6) and the filing fee previously paid in connection with such Unsold 2020 Securities. Upon the filing of such pre-effective amendment, the Registrant will confirm the offering of the Unsold 2020 Securities associated with the claimed fee offset pursuant to Rule 457(p) has been terminated. For reasons stated above, the net registration fee paid in connection with this Registration Statement is $1,367,250.